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                                                               EXHIBIT 99.3

                   [Letterhead of Salomon Smith Barney]

The Board of Directors

American General Hospitality Corporation

5605 MacArthur Boulevard

Irving, Texas 75038

Members of the Board:

  We hereby consent to the inclusion of our opinion letter to the Board of Directors of American General Hospitality Corporation ("AGH") as Appendix B to the Joint Proxy Statement/Prospectus of AGH and CapStar Hotel Company ("CapStar") relating to the proposed merger transaction involving AGH and CapStar. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          SMITH BARNEY INC.

                                          SALOMON BROTHERS INC.


                                                /s/ Smith Barney Inc.

                                          By______________________________

                                                  SMITH BARNEY INC.

May 22, 1998